CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A-A11 of our report dated April 26, 2023, relating to the consolidated financial statements of VV Markets, LLC for the year ended December 31, 2022 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

July 13, 2023